EXHIBIT 10.11

                             KEY EMPLOYEE AGREEMENT

         This Key Employee Agreement is made and entered into as of February 25, 1999, by and between Videonics, Inc., a California corporation ("Videonics") and Jeffrey Burt, an individual ("Employee").

                                 R E C I T A L S

A. Employee is employed as an officer of Videonics and has been granted options to purchase shares of Videonics Common Stock as set forth on Exhibit A attached hereto (individually, an "Option" and collectively, the "Options") under Videonics' 1987 Stock Option Plan and/or Amended 1996 Stock Option Plan (the "Plans").

B. Videonics and Employee desire to enter into this Agreement to provide an incentive for Employee to continue providing services to Videonics.

C. The Board of Directors has approved and authorized the entry into Agreement with Employee.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby covenant and agree as follows:

                                    ARTICLE I

                         ACCELERATION OF OPTION VESTING

         1.1 Accelerated Vesting of Options. Each Option is hereby amended to provide that it shall accelerate so that Employee shall have the right, at all times until the expiration or earlier termination of such Option, to exercise the unexercised portion of the Option, including the portions thereof which would otherwise not be exercisable, from and after any Involuntary Termination (as defined below) within twelve (12) months after a Change in Control (as defined below) that occurs while Employee is an employee of Videonics, any of its subsidiaries or any entity which assumes the rights and duties of Videonics under the Plans.

         1.2      Definitions.

                  (a) "Change of Control" shall mean any merger, sale, consolidation, reorganization, recapitalization or other business combination with, to, or into one or more third parties which after such event Videonics is not the surviving entity or as a result of which Videonics' shareholders, by virtue of their shareholdings in Videonics immediately prior to such merger, sale, consolidation, reorganization, recapitalization or other business combination do not own directly or indirectly own more than fifty percent (50%) of the surviving entity immediately after such transaction.


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         (b)"Involuntary  Termination"  shall mean any termination of Employee's employment with Videonics, any of its subsidiaries or any entity which assumes the rights and duties of Videonics under the Plans, for reasons other than (1) Employee's death, (2) Employee's total and permanent disability, (3) Employee's voluntary termination of employment other than for Good Reason (as defined below) or (4) Termination for Cause (as defined below).

                  (c) "Good Reason" shall mean a reduction in Employee's base compensation or a material reduction in benefits, a material change in responsibilities or duties, or a requirement to relocate, except for office relocations that would not increase Employee's one-way commute distance by more than forty (40) miles.

                  (d) "Termination for Cause" shall mean (i) Employee's continued failure to perform his duties in good faith to the best of his ability after receipt of appropriate warnings consistent with the performance review policies in place and applicable to Employee at such time, (ii) Employee's engaging in willful misconduct which is demonstrably and materially injurious to Videonics, any of its subsidiaries or any entity which assumes the rights and duties of Videonics under the Plans, (iii) Employee's conviction of a felony or
(iv) Employee's commission of an act of fraud upon Videonics, any of its subsidiaries or any entity which assumes the rights and duties of Videonics under the Plans.

                                   ARTICLE II

                             NOT EMPLOYMENT CONTRACT

         Employee shall continue to be an "at will" employee of Videonics. Nothing in this Agreement shall confer upon Employee any right to continue in the employ of Videonics or shall interfere with or restrict in any way the rights of Videonics, which are hereby expressly reserved, to discharge the employee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law. This is not an employment contract.

                                   ARTICLE III

                                  NO ASSIGNMENT

         (a) This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto; provided, that in the case of Videonics, such rights and obligations shall inure to the benefit of and be binding upon any successor corporation or entity with which Videonics may be merged or otherwise combined or which may acquire Videonics' assets in whole or substantial part.

         (b) This Agreement shall inure to the benefit of and be enforceable by Employee and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If Employee should die, payments due to Employee hereunder shall be paid in accordance with the terms of this Agreement to his devisee, legatee or designee or, if there is no such designee, to his estate, unless otherwise provided in the Options.


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                                   ARTICLE IV

                               GENERAL PROVISIONS

         4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         4.2 Governing  Law. This  Agreement  shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

         4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         4.5 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed, to the parties at the respective addresses set forth on the signature page of this Agreement or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.

         4.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Employee and Videonics.

         4.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

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         4.8 Entire  Agreement.  This  Agreement and the  documents  referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        "VIDEONICS"

                                         VIDEONICS, INC.




                                          By: /s/ Michael D'Addio
                                              -------------------
                                              Name: Michael D'Addio
                                              Title: Chief Executive Officer

                                         Address:  1370 Dell Avenue
                                                   Campbell, California 95008


                                         "EMPLOYEE"



                                         /s/ Jeffrey Burt
                                         ----------------
                                         Print Name: Jeffrey Burt



                                         Address:
                                                  ------------------------------

                                                  ------------------------------


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                                    EXHIBIT A


 Date of Option Grant    Number of Shares   Exercise Price    Termination Date
 --------------------    ----------------   --------------    ----------------

       6/24/98                30,000            $1.50             6/24/08
       2/16/99                25,000            $0.78             2/16/09




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